UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 30, 2017

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer; Election of Director
On August 30, 2017, Expedia, Inc. (“Expedia” or the “Company”) announced that the Board of Directors of the Company (the “Board”) had appointed Mark Okerstrom, Expedia’s Executive Vice President of Operations and Chief Financial Officer, to serve as President and Chief Executive Officer, succeeding Dara Khosrowshahi who had indicated his intention to resign as President and Chief Executive Officer of the Company. Mr. Khosrowshahi’s resignation and Mr. Okerstrom’s appointment were each effective as of August 31, 2017. Mr. Khosrowshahi will continue to serve as a member of the Company’s Board of Directors and be entitled to be compensated as a non-employee director in accordance with the Company’s compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 1, 2017.
Also on August 30, 2017, the Board expanded its size from fourteen to fifteen members and elected Mr. Okerstrom to fill the newly-created directorship. The Board also appointed Mr. Okerstrom to serve as a member of the Executive Committee of the Board, replacing Mr. Khosrowshahi.
Mr. Okerstrom has served as an Executive Vice President and Chief Financial Officer of Expedia since September 2011. As Chief Financial Officer, Mr. Okerstrom held responsibility for all aspects of finance, including planning & analysis, accounting, tax, treasury, internal audit, procurement, real estate and investor relations, as well as corporate strategy and M&A for Expedia, Inc. Mr. Okerstrom's role was expanded in 2014, adding responsibility for the Company's eCommerce Platform Group which includes centralized technology, payments, risk, and global customer operations. Prior to his appointment as Chief Financial Officer, Mr. Okerstrom had served as Senior Director, Corporate Development and Strategy, Vice President of Corporate Development and Strategy, and Senior Vice President of Corporate Development from 2006, when he joined, to 2011. Prior to joining Expedia, Mr. Okerstrom was a consultant with Bain & Company in Boston and San Francisco, and worked with UBS Investment Bank in London. Prior to that, he practiced as an attorney with the global law firm of Freshfields Bruckhaus Deringer in London. Mr. Okerstrom holds an MBA degree from Harvard Business School and a law degree from the University of British Columbia.
There are no arrangements or understandings between Mr. Okerstrom and any other persons pursuant to which he was appointed President and Chief Executive Officer and elected as a member of the Board of Directors. There are also no family relationships between Mr. Okerstrom and any director or executive officer of Expedia and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Appointment of Chief Financial Officer
On September 1, 2017, Expedia announced that it had appointed Alan Pickerill to serve as Executive Vice President and Chief Financial Officer of the Company, effective August 31, 2017.
Mr. Pickerill has led the Company’s Investor Relations team since May 2010, most recently as Senior Vice President, and has served as Treasurer of the Company since July 2015. Before assuming responsibility for Investor Relations, Mr. Pickerill had served as a Senior Director of Investor Relations since joining the Company in February 2008. Prior to joining Expedia, Mr. Pickerill had held progressively senior finance leadership roles at a variety of publicly traded technology and internet companies since 1995, before which he had been an accountant at Deloitte and Touche since September 1988. Mr. Pickerill holds a B.A. degree in Business and Accounting from the University of Washington's Foster School of Business and earned his CPA designation in 1991 (since expired).
There are no arrangements or understandings between Mr. Pickerill and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Pickerill and any director or executive officer of Expedia and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Date: September 5, 2017